Inland Real Estate Income Trust, Inc.

NEWS RELEASE

2901 Butterfield Road Oak Brook, Ill. 60523
www.inland-investments.com

FOR IMMEDIATE RELEASE

DATE: March 5, 2020
CONTACT: Nicole Spreck, Inland Communications
(630) 586-4896 nicole.spreck@inlandgroup.com

Inland Real Estate Income Trust, Inc. Declares NAV Per Share

Oak Brook, Ill. – Inland Real Estate Income Trust, Inc. ("Inland Income Trust" or "the Company"), a publicly registered, non-traded real estate investment trust, announced today that its Board of Directors ("the Board") determined an estimated per share net asset value ("NAV") of $18.15 as of December 31, 2019.[1] CBRE Capital Advisors, Inc. was engaged by Inland Income Trust to conduct the valuation analysis, which complied with industry guidelines, and determined an estimated per share NAV range of $17.88 to $20.00 per share.

"Our portfolio continues to perform well, including maintaining above average economic occupancy of 94.4% as of December 31, 2019. During 2019, the portfolio also had a favorable 81% lease retention based on square footage, which includes an 86% anchor tenant lease retention, and new and renewal leases were executed, respectively, at 16.6% and 3.6% higher rental rates per square foot than the comparable expiring leases. In the face of a challenging environment for the retail real estate industry, the Company's total return[2] for the three-year period ended December 31, 2019 was -1.9%," said Mitchell Sabshon, president and CEO of the Company. In determining the NAV, the Board took into account that retail real estate continues to experience volatility as a result of, among other things, shifting consumer preferences and Internet competition. "The turbulence in the current retail real estate market is pervasive," added Mr. Sabshon, noting that the FTSE NAREIT Shopping Center Index, an index that tracks the performance of the publicly-listed U.S. shopping center REIT industry, experienced a total return of -5.31% for the three-year period ended December 31, 2019.

As previously announced, the Company's strategic plan centers around owning a portfolio of grocery-anchored properties in strong secondary and tertiary markets with lower exposure to big-box retailers, as well as redevelopment of select centers within the existing portfolio. During 2019, the Company sold twelve Dollar General stores and completed two redevelopment projects and has a third underway. Inland Income Trust currently owns 44 retail properties in 21 states, totaling approximately 6.5 million square feet occupied by 715 tenants.

[1] Please see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2020 for a complete discussion of the methodologies, assumptions and limitations used to determine the estimated per share NAV.
[2] Total return is calculated as follows: (End of Period NAV- Beginning of Period NAV+ Distributions) / Beginning of Period NAV.

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About Inland Real Estate Income Trust, Inc.

Inland Real Estate Income Trust, Inc. was formed to acquire, directly or indirectly, a portfolio of commercial real estate located throughout the United States with a focus specifically on grocery-anchored retail assets. Inland Real Estate Income Trust, Inc. was sponsored by Inland Real Estate Investment Corporation. For more information, please visit www.inland-investments.com.

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "can", "would", "will", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Real Estate Income Trust, Inc. with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors

including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2018 filed on March 20, 2019 and subsequent Form 10-Qs and Form 8-Ks on file with the Securities and Exchange Commission.

Although Inland Real Estate Income Trust, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Real Estate Income Trust, Inc. undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Inland Real Estate Income Trust, Inc. or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.